UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931	86-2759890
(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The preliminary information set forth in Item 7.01 of this Form 8-K regarding the estimated results of Stronghold Digital Mining, Inc. (the “Company”) for the fourth quarter of 2022 is hereby incorporated by reference into this Item 2.02.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

Fourth Quarter 2022 Operational and Financial Update

The Company generated an estimated $23 million of revenue, an estimated $48 million of net loss and an estimated $5 million of adjusted EBITDA (see reconciliation of non-GAAP financial measures) during the fourth quarter of 2022. Revenue comprised an estimated $14 million from the sale of energy, an estimated $8 million from cryptocurrency mining, and an estimated $1 million from capacity sales during the quarter. The preliminary results are unaudited. The period featured two extremes: record high PJM power prices in December and record low Bitcoin hash price in November. The Company believes that Stronghold’s vertically integrated business model, combining power generation and Bitcoin mining, demonstrated its value and flexibility when the Company fully curtailed its Bitcoin mining operations in order to deliver power to the PJM Interconnection LLC (“PJM”) grid during the PJM emergency declaration from December 23, 2022 through December 25, 2022. The Company remains committed to supporting the PJM grid, which the Company believes is also aligned with maximizing shareholder value.

On March 22, 2023, the Company issued a press release regarding certain business and financial updates. A copy of the press release is attached as Exhibit 99.1 hereto.

The estimated results set forth below are based on preliminary information as of the date of this Form 8-K and are subject to change following completion of the year-end review process for the year ended December 31, 2022, and the potential impact of other developments arising between the date of this Form 8-K and the time such financial results are finalized. These estimates should not be relied upon as fact or as an accurate representation of future results, and their presentation  is not intended to represent  actual results. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Cost of Power

In the fourth quarter of 2022 and early 2023, the Company began to realize the benefits of the investments that were made at the Company’s wholly owned power generation facilities located (i) in Scrubgrass Township, Venango County, Pennsylvania and (ii) near Nesquehoning, Pennsylvania (the “Panther Creek Plant”). The Company continues to believe that it will achieve a net cost of power of  $45-50 per megawatt hour in the first quarter of 2023.

Sales of Beneficial Use Ash

In 2022, the Company realized a benefit of approximately $300,000 from selling its beneficial use ash, a byproduct of the Company’s coal refuse to energy process, primarily from the Panther Creek Plant. This benefit comprises revenue and avoided disposal costs. The Company now expects to grow its ash sale business and realize a benefit of at least $1 million during 2023, which the Company believes will be incrementally beneficial to the Company’s efforts to reduce its net cost of power.

MinerVa Update

As of March 21, 2023, MinerVa Semiconductor Corp. (“MinerVa”) has fulfilled approximately 85% of the order purchased pursuant to the Equipment Purchase Agreement, dated April 2, 2021. The Company has received cash refunds, MinerVa miners and other third-party manufactured miners from MinerVa, leaving approximately 230 petahash per second, or approximately 2,300 miners, remaining to be delivered to the Company. Additionally, as a result of various operational and engineering efforts, the Company believes that the miners received from MinerVa are now performing largely in line with manufacturer specifications.

Recent Events and Exposures

The Company has had no direct exposure to Celsius Network LLC, First Republic Bank, FTX Trading Ltd., Signature Bank, Silicon Valley Bank, or Silvergate Capital Corporation and continues to vigilantly manage its exposure to counterparties exposed to the cryptocurrency and technology sectors.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this current report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the recent restructuring of the Company’s debt and the performance and satisfaction of various obligations under the agreements entered into in order to effect such restructuring of debt; the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K filed on March 29, 2022 and our Quarterly Reports on Form 10-Q filed on May 16, 2022, August 18, 2022 and November 10, 2022, and in its Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Use and Reconciliation of Non-GAAP Financial Measures

This Form 8-K contains certain non-GAAP financial measures, including Adjusted EBITDA, as a measure of our operating performance. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted by the removal of one-time transaction costs, impairment of digital currencies, realized gains and losses on the sale of long-term assets, expenses related to stock-based compensation, gains or losses on derivative contracts, gain on extinguishment of debt, realized gain or loss on sale of digital currencies, waste coal credits, commission on sale of ash, or changes in fair value of warrant liabilities in the period presented. See reconciliation below.

Our board of directors and management team use Adjusted EBITDA to assess our financial performance because they believe it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation, amortization, impairment, and realized gains and losses on sale of long-term assets) and other items (such as one-time transaction costs, expenses related to stock-based compensation, and unrealized gains and losses on derivative contracts) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP and should be read in conjunction with the financial statements contained in our filings with the Securities and Exchange Commission. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Preliminary Non-GAAP Reconciliations:

A reconciliation of the Company’s net earnings (loss), the closest GAAP measure, to adjusted EBITDA is presented in the following table:

(in millions)	Three months ended December 31, 2022
Net Loss (GAAP)	$(48.0)
Plus:
Interest expense	3.1
Depreciation and amortization	10.0
Impairment on miner assets	24.3
Impairments on equipment deposits	5.1
Impairments on digital currencies	0.2
Loss on debt extinguishment	7.7
Stock-based compensation	4.8
Non-recurring expenses	0.5
Loss on disposal of fixed assets	0.3
Realized gain on sale of digital currencies	(0.2)
Changes in fair value of warrant liabilities	(2.9)
Adjusted EBITDA (Non-GAAP)	$4.8

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1*	Press release dated March 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: March 22, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Co-Chairman